                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              SIGMA DESIGNS, INC.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                              SIGMA DESIGNS, INC.

                             ---------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 7, 1996

                             ---------------------

TO THE SHAREHOLDERS:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Sigma Designs, Inc., a California corporation (the "Company"), will be held on Friday, June 7, 1996 at 2:00 p.m., local time, at the principal executive offices of the Company at 46501 Landing Parkway, Fremont, California 94538, for the following purposes:

  1. To elect directors to serve for the ensuing year and until their successors are elected.

  2. To ratify and approve the amendment to the Company's 1994 Stock Plan to increase the number of shares available for grant thereunder by 1,000,000 to a total of 2,400,000.

  3. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending January 31, 1997.

  4. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only shareholders of record at the close of business on April 10, 1996 are entitled to receive notice of, to attend and to vote at the meeting and any adjournment thereof.

  All shareholders are cordially invited to attend the meeting in person. Any shareholder attending the meeting may vote in person even if such shareholder returned a proxy.

                                          FOR THE BOARD OF DIRECTORS

                                          Q. Binh Trinh
                                          Secretary

Fremont, California
May 1, 1996

- -----------------------------------------------------------------------------
   IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE
   COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.
- -----------------------------------------------------------------------------

                              SIGMA DESIGNS, INC.

                             ---------------------

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF SHAREHOLDERS

  The enclosed Proxy is solicited on behalf of the Board of Directors of Sigma Designs, Inc. (the "Company") for use at the Company's Annual Meeting of Shareholders (the "Annual Meeting") to be held Friday, June 7, 1996, at 2:00 p.m., local time, or at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders.The Annual Meeting will be held at the principal executive offices of the Company at 46501 Landing Parkway, Fremont, California 94538. The Company's telephone number is (510) 770-0100.

  These proxy solicitation materials were mailed on or about May 1, 1996 to all shareholders entitled to vote at the Annual Meeting.

                INFORMATION CONCERNING SOLICITATION AND VOTING

PURPOSES OF THE ANNUAL MEETING

  The purposes of the Annual Meeting are (i) to elect five (5) directors to serve for the ensuing year and until their successors are duly elected and qualified; (ii) to ratify and approve an amendment to the Company's 1994 Stock Plan to increase the number of shares available for grant thereunder by 1,000,000 to a total of 2,400,000; (iii) to ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending January 31, 1997; and (iv) to transact such other business as may properly come before the meeting or any adjournment thereof.

RECORD DATE AND SHARES OUTSTANDING

  Shareholders of record at the close of business on April 10, 1996 (the "Record Date") are entitled to notice of, and to vote at the Annual Meeting. At the Record Date, 8,772,197 shares of the Company's Common Stock were outstanding.

REVOCABILITY OF PROXIES

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself will not constitute a revocation of proxy.

VOTING AND SOLICITATION

  Every shareholder voting in the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute such shareholder's votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than five (5) candidates. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Annual Meeting prior to the voting of the intention to cumulate the shareholder's votes. On all other matters, each share has one vote.

  Shares of Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed proxies will be voted: (i) FOR the election of each of the Company's nominees as a director; (ii) FOR the amendment to the Company's 1994 Stock

Plan to increase the number of shares available for grant thereunder by 1,000,000 to a total of 2,400,000; and (iii) FOR ratification of the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending January 31, 1997. No business other than that set forth in the accompanying Notice of Annual Meeting of Shareholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of shareholders properly arise, the persons named in the enclosed form of proxy will vote such proxy as the Board of Directors may recommend.

  The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or letter.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

  The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock outstanding on the Record Date. Shares that are voted "FOR" or "AGAINST" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the Common Stock present in person or represented by proxy at the Annual Meeting and "entitled to vote on the subject matter" (the "Votes Cast") with respect to such matter.

  While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions or broker non-votes, the Company believes that both abstentions and broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business. The Company further believes that neither abstentions nor broker non-votes should be counted as shares "represented and voting" with respect to a particular matter for purposes of determining the total number of Votes Cast with respect to such matter. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions and broker non-votes in this manner. Accordingly, abstentions and broker non-votes will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

  Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company's 1997 Annual Meeting must be received by the Company no later than December 31, 1996 in order to be included in the proxy statement and form of proxy relating to that meeting.

FISCAL YEAR END

  The Company's fiscal year ends on January 31. The Company's fiscal year 1996 ended January 31, 1996, and is referred to herein as the "Last Fiscal Year."

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

NOMINEES

  A board of five (5) directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five (5) nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the current Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will ensure the election of as many of the nominees listed below as possible. In such event, the specific nominees for whom such votes will be cumulated will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified. It is not expected that any nominee will be unable or will decline to serve as a director.

  The name of and certain information regarding each nominee is set forth below.

                                                                            DIRECTOR
     NAME OF NOMINEE          AGE           PRINCIPAL OCCUPATION             SINCE
     ---------------          --- ----------------------------------------- --------
     Thinh Q. Tran             42 Chairman of the Board, President and        1982
                                  Chief Executive Officer of the Company
     Julien Nguyen             38 Co-Chairman of the Board and Chief          1993
                                  Technical Officer of the Company
     Q. Binh Trinh (1)         52 Vice President--Finance, Chief Financial    1984
                                  Officer and Secretary of the Company
     William J. Almon (1)(2)   63 Chairman of the Board and Chief             1994
                                  Executive Officer of StorMedia, Inc.
     William Wang (1)(2)       32 Chairman of the Board and Chief             1995
                                  Executive Officer of MAG Innovision, Inc.

- ---------------------
(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.

  Except as set forth below, each of the nominees has been engaged in his principal occupation described above during the past five (5) years. Mr. Trinh is the brother-in-law of Mr. Tran. There are no other family relationships among directors or executive officers of the Company.

  Mr. Tran, a founder of the Company, has served as Chairman of the Board, President and Chief Executive Officer since February 1982. Prior to joining the Company, Mr. Tran was employed by Amdahl Corporation and Trilogy Systems Corporation, both of which were involved in the IBM-compatible mainframe computer market.

  Mr. Nguyen has served as Co-Chairman of the Board and Chief Technical Officer of the Company since January 1995 and as a Director since October 1993. From August 1993 until January 1995, he served as the Vice President, Engineering and Chief Technical Officer of the Company. From May 1992 until October 1993, Mr. Nguyen was President and Chief Executive Officer of EMI. From June 1991 to May 1992, Mr. Nguyen served as the Chairman of Photon Machines. From 1986 to 1991, Mr. Nguyen worked at Radius Inc. as Director of Product Development.

  Mr. Trinh has been a director of the Company since May 1984, and has served as Vice President, Finance and Chief Financial Officer of the Company since November 1984; Mr. Trinh became Secretary of the Company in 1993. From August 1983 to November 1984, Mr. Trinh was employed by Bailard,

Biehl & Kaiser, Inc., an investment and financial service company, where he served as Vice President, Controller and Treasurer.

  Mr. Almon has served as a Director of the Company since April 1994. In May 1994, he became President and Chief Executive Officer and a Director of StorMedia Inc., a manufacturer of thin film disks. From December 1989 until February 1993, Mr. Almon served as President and Chief Executive Officer of Conner Peripherals, Inc., a manufacturer of computer disk drives and storage management devices. From 1958 until 1987, Mr. Almon held various management positions with IBM Corporation, most recently as Vice President, Low End Storage Products. Mr. Almon also serves as a Director of Read Rite Corporation.

  Mr. Wang became a Director of the Company in December 1995. From 1990 to the present, Mr. Wang has served as Chairman of the Board and Chief Executive Officer of MAG Innovision, Inc., a company which acts as the international sales representative for MAG Technology Co. Ltd. of Taiwan, a supplier of computer monitors. From 1986 until 1990, Mr. Wang worked at Tatung Company of America, in the Video Display Division.

REQUIRED VOTE

  The five (5) nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no further legal effect in the election of directors under California law.

BOARD MEETINGS AND COMMITTEES

  The Board of Directors of the Company held a total of six (6) meetings during the Last Fiscal Year. No incumbent director attended less than 75% of the aggregate of all meetings of the Board of Directors and any committees of the Board on which he served, if any, during his tenure as a director. The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

  The Audit Committee of the Board of Directors, currently consisting of Mr. Trinh, Mr. Almon and Mr. Wang, met one (1) time during the Last Fiscal Year. The Audit Committee recommends engagement of the Company's independent auditors, and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting policies and its systems of internal accounting controls.

  The Compensation Committee of the Board of Directors, currently consisting of Mr. Almon and Mr. Wang, met one (1) time during the Last Fiscal Year. The Compensation Committee reviews and makes recommendations to the Board concerning the Company's executive compensation policy.

COMPENSATION OF DIRECTORS

  Members of the Board of Directors are currently compensated at the rate of $500 per Board meeting attended plus out-of-pocket expenses related to the attendance at such meetings. During the Last Fiscal Year, Mr. Wang, who served on the Board as a non-employee director, was automatically granted options to purchase 10,000 shares of the Company's Common Stock at an exercise price of $5.02 per share pursuant to the Company's 1994 Director Option Plan. In addition, during the Last Fiscal Year, Mr. Almon was automatically granted options to purchase 2,500 shares of the Company's Common Stock at an exercise price of $6.38 per share pursuant to the Company's 1994 Director Option Plan.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE.

                                PROPOSAL NO. 2

                           APPROVAL OF AMENDMENT TO
                              THE 1994 STOCK PLAN

GENERAL

  The 1994 Stock Plan (the "Stock Plan") was approved in April 1994 by the Board of Directors and in June 1994 by the shareholders of the Company. There are currently a total of 1,400,000 shares of Common Stock reserved for issuance under the Stock Plan. As of January 31, 1996, options to purchase approximately 1,264,252 shares were outstanding under the Stock Plan and an aggregate of 135,748 shares were available for future grant thereunder.

PROPOSAL

  In April 1996, the Board of Directors approved an amendment to the Stock Plan to increase the number of shares reserved for issuance thereunder by an additional 1,000,000 shares, for an aggregate of 2,400,000 shares reserved for issuance thereunder. At the Annual Meeting, the shareholders are being requested to approve this amendment. The amendment to increase the number of shares reserved under the Stock Plan is proposed in order to give the Board of Directors flexibility to grant stock options. The Company believes that grants of stock options motivate high levels of performance and provide an effective means of recognizing employee contributions to the success of the Company. At present, all newly hired full-time employees are granted options. The Company believes that this policy is of great value in recruiting and retaining highly qualified technical and other key personnel who are in great demand. The Board of Directors believes that the ability to grant options will be important to the future success of the Company by allowing it to remain competitive in attracting and retaining such key personnel.

DESCRIPTION OF THE 1994 STOCK PLAN

 Purpose

  The purpose of the Stock Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to employees and consultants of the Company and to promote the success of the Company's business.

 Administration

  The Stock Plan may be administered by the Board of Directors of the Company or by a committee of the Board. All stock option grants are currently being administered by the Board of Directors, except for grants to executive officers, which are currently being administered by the Compensation Committee of the Board of Directors. All questions of interpretation of the Stock Plan are determined by the Board of Directors or its committee, and such determinations are final and binding upon all participants.

 Eligibility

  The Stock Plan permits participation by employees and consultants of the Company or its majority-owned subsidiaries. Incentive Stock Options may be granted only to employees, including officers. Nonstatutory Stock Options may be granted to employees or consultants of the Company.

 Terms of Options Granted to Employees and Consultants

  The terms of options granted under the Stock Plan may be determined by the Board of Directors or its committee and are currently being determined by the Board of Directors, except for options granted to executive officers, which are currently being determined by the Compensation Committee of the Board of Directors. Each option is evidenced by a stock option agreement between the Company and the employee or consultant to whom such option is granted and is normally subject to the following additional terms and conditions:

    (a) Exercise of the Option: The Board of Directors of the Company or its committee determines the vesting terms of the options granted to employees and consultants under the Stock Plan. The current form of option agreement for new employees provides that options may be exercised at the rate of twenty percent (20%) of the shares granted at the end of the first year after commencement of employment and one-sixtieth (1/60) of the shares at the end of each month thereafter, for a total vesting period of five (5) years. The Board or its committee may at any time or from time to time accelerate the vesting of any outstanding option. An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased, and tendering payment to the Company of the purchase price. The purchase price of the shares purchased upon exercise of any option shall be paid in consideration of such form as is determined by the Board of Directors or its committee, and such form of consideration may vary for each option.

    (b) Option Price: The price of option grants under the Stock Plan is determined by the Board of Directors of the Company or its committee. In the case of an incentive stock option granted to an employee, the option price must not be less than 100% of the fair market value of the Common Stock on the date the option is granted, with the exception that in the case of an option granted to a shareholder who, immediately prior to such grant, owns stock representing more than 10% of the voting power or value of all classes of stock of the Company, the exercise price must not be less than 110% of such fair market value. In the case of a nonstatutory option granted to any other eligible person, the per share exercise price shall be no less than 85% of fair market value per share on the date of grant.

    (c) Termination of Employment: If the optionee's status as an employee or consultant terminates for any reason other than death or disability, options under the Stock Plan may be exercised within such period of time after such termination as the Board or its committee may determine, up to ninety (90) days in the case of incentive and nonstatutory stock options, and may be exercised only to the extent the option was exercisable on the date of termination.

    (d) Disability of Optionee: If an optionee should become totally and permanently disabled while employed by the Company, options may be exercised within twelve (12) months from the date of termination, but only to the extent such options were exercisable on the date of termination and in no event later than the expiration of the term of such options.

    (e) Death of Optionee: If an optionee should die while employed by the Company, options may be exercisable at any time within twelve (12) months after death, but only to the extent the options would have been exercisable had the optionee continued living and remained employed by the Company and in no event later than the expiration of the term of such options.

    (f) Termination of Options: Options granted under the Stock Plan expire ten (10) years from the date of grant or such shorter term as may be provided in the notice of grant. However, in the case of an option granted to an employee who at the time the option is granted owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any parent or subsidiary, the term of an incentive stock option shall not be greater than five (5) years from the date of the grant or such shorter term as may be provided in the notice of grant. No option may be exercised by any person after such expiration.

    (g) Non-transferability of Options: An option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, other than by will or the laws of descent or distribution, and may be exercised only by the optionee during his lifetime or, in the event of death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee.

    (h) Other Provisions: The option agreement may contain such other terms, provisions and conditions not inconsistent with the Stock Plan as may be determined by the Board of Directors or its committee.

 Adjustments Upon Changes in Capitalization

  In the event any change is made in the Company's capitalization which results from a stock split or payment of a stock dividend or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration, appropriate adjustment shall be made with respect to shares and options available under the Stock Plan. In the event of the proposed dissolution or liquidation of the Company, to the extent that an option has not been previously exercised, it will terminate immediately prior to the consummation of the proposed action, unless otherwise provided for by the Board in its sole discretion. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the option shall be assumed or an equivalent option or right shall be substituted by the successor corporation unless the Board makes the option fully exercisable prior to the merger. If the Board makes an option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of fifteen (15) days from the date of such notice and the option will terminate upon the expiration of such period.

 Amendment and Termination

  The Board of Directors may at any time or from time to time amend, alter, suspend or terminate the Stock Plan without the approval of the shareholders; provided, however, that shareholder approval is required to the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor rule or provision or any other applicable law or regulation. Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by applicable law, rule or regulation. No action by the Board or shareholders may unilaterally alter or impair any rights previously granted under the Stock Plan without the written consent of the optionee.

TAX INFORMATION REGARDING STOCK OPTIONS

  Options granted under the Stock Plan may be either "incentive stock options," as defined in Section 422 of the Code, or "nonstatutory stock options."

  If an option granted under the Stock Plan is an incentive stock option, the optionee will recognize no income upon grant of the incentive stock option and incur no tax liability due to the exercise unless the optionee is subject to the alternative minimum tax. Upon the sale or exchange of the shares at least two (2) years after grant of the option and one (1) year after receipt of the shares by the optionee, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or 10% shareholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term, or short-term capital gain or loss, depending on the holding period.

  All other options which do not qualify as incentive stock options are referred to as nonstatutory stock options. An optionee will not recognize any taxable income at the time he is granted a nonstatutory option. However, upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the option price. In certain circumstances, where the shares are subject to a substantial risk of forfeiture when acquired or where the optionee is an officer, director or 10% shareholder of the Company, the date of taxation may be deferred if the optionee files an election with the Internal Revenue Service under Section 83(b) of the Code. The income recognized by an optionee who is also an employee of the Company will be subject to tax withholding by the Company by payment in cash or out of the current earnings paid to the optionee. Upon resale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss.

  The Company will be entitled to a tax deduction in the amount and at the time that the optionee recognizes ordinary income with respect to shares acquired upon exercise of a nonstatutory stock option.

  The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Stock Plan, does not purport to be complete, and does not discuss the income tax laws of any municipality, state or foreign country in which an optionee may reside.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

  The affirmative vote of the holders of a majority of the Common Stock present or represented at the meeting is required to approve the foregoing amendment to the Stock Plan.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE STOCK PLAN.

                                PROPOSAL NO. 3

                          RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

  The Board of Directors has appointed Deloitte & Touche LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending January 31, 1997 and recommends that shareholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

  Deloitte & Touche LLP has audited the Company's financial statements for each fiscal year since the Company's inception. Its representatives are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

  The affirmative vote of the holders of a majority of the Common Stock present or represented at the meeting is required to approve the foregoing proposal.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JANUARY 31, 1997.

                               OTHER INFORMATION

EXECUTIVE OFFICERS

  In addition to Messrs. Tran, Trinh and Nguyen, the following persons were executive officers during the Last Fiscal Year and executive officers of the Company as of the Record Date:

      NAME               AGE                POSITION
      ----               --- --------------------------------------
      Silvio Perich       47 Senior Vice President, Worldwide Sales
      Jacques Martinella  40 Vice President, Engineering

  Mr. Perich joined the Company in September 1985 as Director, Sales. In September 1992,Mr. Perich became Senior Vice President, Worldwide Sales. Mr. Perich was a co-founder of Costar Incorporated, a manufacturer's representative organization for high technology products, where he served as partner from October 1979 to September 1985. From September 1979 until September 1985, Mr. Perich served in several sales management roles at Siliconix Inc., a specialty semiconductor manufacturer. In addition, Mr. Perich was the founder of Mondix Corporation, an international sales management consultant firm, where he served as President from December 1979 to October 1983.

  Mr. Martinella joined the Company in May 1994 as Director, VLSI Engineering. In December 1995, Mr. Martinella became Vice President, Engineering. From June 1990 to April 1994, Mr. Martinella served in various engineering and management positions at Weitek, a microchip manufacturer. In addition,Mr. Martinella was an engineer at National Semiconductor, a semiconductor manufacturer, from June 1982 to June 1990.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission and with the National Association of Securities Dealers. Such officers, directors, and 10% shareholders are also required to furnish the Company with copies of all Section 16(a) forms that they file.

  Based solely on its review of copies of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) and Forms 5 and amendments thereto furnished to the Company with respect to the Last Fiscal Year, and any written representations referred to in Item 405(b)(2)(i) of Regulation S-K stating that no Forms 5 were required, the Company believes that, during the Last Fiscal Year, all Section 16(a) filing requirements applicable to the Company's officers, directors and 10% shareholders were complied with.

                                  MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of the Record Date by (i) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's directors, (iii) the Company's Chief Executive Officer and each of the four other most highly compensated individuals who served as executive officers of the Company at fiscal year end (the "Named Officers") and (iv) all individuals who served as directors or executive officers at fiscal year end as a group:

                                                      SHARES BENEFICIALLY
                                                          OWNED(1)(2)
                                                      -----------------------
      DIRECTORS, OFFICERS AND 5% SHAREHOLDERS           NUMBER     PERCENT
      ---------------------------------------         ------------ ----------
      Thinh Q. Tran(3)                                     621,887      7.1
      Julien Nguyen                                        606,000      6.9
      Q. Binh Trinh(4)                                     174,829      2.0
      Silvio Perich(5)                                      99,000      1.1
      Jacques Martinella(6)                                 14,105        *
      William J. Almon(7)                                    2,500        *
      William Wang(8)                                            0        0
      All Directors and Executive Officers at fiscal
       year end as a group (7 persons)(9)                1,518,321     17.3

- ---------------------
*   Less than 1%.

(1) The number and percentage of shares beneficially owned is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty (60) days of April 10, 1996 through the exercise of any stock option or other right.

(2) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(3) Includes 290,287 shares issuable upon exercise of outstanding options which were exercisable at April 10, 1996 or within sixty (60) days thereafter.

(4) Includes 122,994 shares issuable upon exercise of outstanding options which were exercisable at April 10, 1996 or within sixty (60) days thereafter.

(5) Includes 99,000 shares issuable upon the exercise of outstanding options which were exercisable at April 10, 1996 or within sixty (60) days thereafter.

(6) Includes 14,105 shares issuable upon the exercise of outstanding options which were exercisable at April 10, 1996 or within sixty (60) days thereafter.

(7) Includes 2,500 shares issuable upon the exercise of outstanding options which were exercisable at April 10, 1996 or within sixty (60) days thereafter.

(8) Mr. Wang was appointed to the Board of Directors in December 1995, and currently serves on the Audit and Compensation Committees. Previously during the Last Fiscal Year, Dr. Alexander Au had served as a director of the Company. In October 1995, Dr. Au resigned from the Board of Directors, which resignation was not prompted by any disagreements with management.

(9) Includes 528,886 shares issuable upon the exercise of outstanding options held by eight (8) officers and directors which were exercisable at April 10, 1996 or within sixty (60) days thereafter.

EXECUTIVE COMPENSATION

  The following table shows, as to each of the Named Officers, information concerning compensation paid for services to the Company in all capacities during the three fiscal years ended January 31, 1996:

                          SUMMARY COMPENSATION TABLE

                                                              LONG-TERM
                                                             COMPENSATION
                                 ANNUAL COMPENSATION            AWARDS
                                ---------------------------- ------------
                                                              SECURITIES
   NAME AND PRINCIPAL    FISCAL                               UNDERLYING   ALL OTHER
        POSITION          YEAR   SALARY      BONUS     OTHER OPTIONS (#)  COMPENSATION
   ------------------    ------ --------    -------    ----- ------------ ------------
Thinh Q. Tran             1996  $179,654        --      --     120,000        --
 Chairman of the Board,   1995  $157,192        --      --     400,000        --
 President and Chief      1994  $107,146        --      --     120,000        --
 Executive Officer

Julien Nguyen             1996  $130,000    $30,000(1)  --     120,000        --
 Co-Chairman of the       1995  $126,116        --      --         --         --
 Board and Chief          1994  $ 50,769(2)     --      --         --         --
 Technical Officer

Silvio Perich             1996  $100,000    $69,854(3)  --      50,000        --
 Senior Vice President,   1995  $ 86,615    $18,357(4)  --      20,000        --
 Worldwide Sales          1994  $126,776    $ 8,324(5)  --      30,000        --

Q. Binh Trinh             1996  $100,000        --      --      25,000        --
 Vice President,Finance,  1995  $ 91,923        --      --      40,000        --
 Chief Financial Officer, 1994  $ 85,000        --      --      30,000        --
 Secretary and Director

Jacques Martinella        1996  $111,840        --      --      13,882        --
 Vice President,          1995  $ 60,631(6)     --      --      32,500        --
 Engineering              1994  $    --         --      --         --         --

- ---------------------
(1) Represents total amount of performance bonus paid to Mr. Nguyen for the fiscal year ended January 31, 1996.

(2) Mr. Nguyen joined the Company in August 1993. This amount represents the total amount of salary paid to Mr. Nguyen for the fiscal year ended January 31, 1994.

(3) Represents total amount of commission paid to Mr. Perich for the fiscal year endedJanuary 31, 1996.

(4) Represents total amount of commission paid to Mr. Perich for the fiscal year endedJanuary 31, 1995.

(5) Represents total amount of commission paid to Mr. Perich for the fiscal year endedJanuary 31, 1994.

(6) Mr. Martinella joined the Company in May 1994. This amount represents the total amount of salary paid to Mr. Martinella for the fiscal year ended January 31, 1995.

  The following table shows, as to each of the Named Officers, option grants during the Last Fiscal Year and the potential realizable value of those options, assuming 5% and 10% appreciation, at the end of their term:

                                  INDIVIDUAL GRANTS
                    -----------------------------------------------
                                                                    POTENTIAL REALIZABLE VALUE
                    NUMBER OF      % OF TOTAL                         AT ASSUMED ANNUAL RATES
                    SECURITIES      OPTIONS                         OF STOCK PRICE APPRECIATION
                    UNDERLYING     GRANTED TO                             FOR OPTION TERM
                     OPTIONS      EMPLOYEES IN  EXERCISE EXPIRATION ---------------------------
NAME                 GRANTED     FISCAL YEAR(1)  PRICE      DATE       5%(2)         10%(2)
- ----                ----------   -------------- -------- ---------- ---------------------------
Trinh Q. Tran        120,000(3)       15.3%      $4.38    10/18/05  $    978,000 $    1,868,400
Julien Nguyen        120,000(3)       15.3%      $4.68    07/01/05  $    942,000 $    1,832,400
Silvio Perich         50,000(3)        6.4%      $4.38    10/18/05  $    407,500 $      778,500
Q. Binh Trinh         25,000(3)        3.2%      $4.38    10/18/05  $    203,750 $      498,750
Jacques Martinella    13,882(3)        1.8%      $4.38    10/18/05  $    113,138 $      246,143

- ---------------------
(1) The Company granted options representing 782,055 shares to employees in the Last Fiscal Year under the Company's 1994 Stock Plan.

(2) The 5% and 10% assumed annual rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock price.

(3) These options were granted under the Company's 1994 Stock Plan and have exercise prices equal to the fair market value on the date of grant. The options become exercisable cumulatively over a period of five (5) years at the rate of twenty percent (20%) of the shares one (1) year after the vesting commencement date specified in the grants and one-sixtieth (1/60) of the shares each month thereafter for the next four (4) years. The options expire ten (10) years from the date of grant. The 1994 Stock Plan is currently administered by the Board of Directors, except for grants to executive officers, which are administered by the Compensation Committee. The Board of Directors and the Compensation Committee have broad discretion and authority to amend outstanding options and to reprice options, whether through an exchange of options or an amendment thereto. Grants under the Stock Plan are made at the discretion of the Board of Directors, accordingly, future grants under the Stock Plan are not yet determinable.

  The following table shows, for each of the Named Officers, information concerning options exercised during the Last Fiscal Year and the value of options held at fiscal year end:

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR--END OPTION VALUES

                                               NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                              UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                            OPTIONS AT FISCAL YEAR END:      AT FISCAL YEAR END($)(1):
                                            ------------------------------   -------------------------
                      SHARES
                    ACQUIRED ON    VALUE
NAME                EXERCISE(#) REALIZED($)  EXERCISABLE    UNEXERCISABLE    EXERCISABLE UNEXERCISABLE
- ----                ----------- ----------- -------------   --------------   ----------- -------------
Thinh Q. Tran           --          --              255,049          441,142  $921,197    $1,347,854
Julien Nguyen           --          --                    0          120,000  $      0    $  361,200
Silvio Perich           --          --               96,000           84,000  $333,720    $  281,380
Q. Binh Trinh           --          --              119,667           60,333  $389,814    $  189,536
Jacques Martinella      --          --               11,393           34,989  $ 32,203    $   99,376

- ---------------------
(1) Calculated by determining the difference between the closing price of the securities underlying the options at January 31, 1996 ($7.69) as reported on the Nasdaq National Market and the exercise price of the options.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

  The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company as well as the compensation plans and specific compensation levels for executive officers. It also administers the Company's employee stock benefit plan for executive officers. The Compensation Committee is currently composed of independent, non-employee directors who have no interlocking relationships as defined by the Securities and Exchange Commission.

  The Compensation Committee believes that the compensation of the executive officers, including that of the Chief Executive Officer (collectively, the "Executive Officers") should be influenced by the Company's performance. The Committee establishes the salaries of all of the Executive Officers by considering (i) the Company's financial performance for the past year, (ii) the achievement of certain objectives related to the particular Executive Officer's area of responsibility, (ii) the salaries of executive officers in similar positions of comparably-sized companies and (iv) the relationship between revenue and executive officer compensation. The Committee believes that the Company's executive officer salaries in the last fiscal year were comparable in the industry for similarly-sized business.

  In addition to the salary, the Committee from time to time, grants options to Executive Officers. The Committee thus views stock option grants as an important component of its long-term, performance-based compensation philosophy. Since the value of an option bears a direct relationship to the Company's stock price, the Committee believes that options motivate Executive Officers to manage the Company in a manner which will also benefit shareholders. As such, options are granted at the current market price. And one of the principal factors considered in granting stock options to an Executive Officer is the Executive Officer's ability to influence the Company's long-term growth and profitablity.

                                     Compensation Committee of the
                                      Board of Directors
                                     William J. Almon
                                     William Wang

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee consists of William J. Almon and William Wang each of whom is an independent, non-employee director. No Executive Officer of the Company serves as a member of the Board of Directors or Compensation Committee of any entity which has one or more Executive Officers serving as member of the Company's Board of Directors or Compensation Committee.

COMPANY STOCK PRICE PERFORMANCE

  The following graph shows a comparison of cumulative total shareholder return, calculated on a divided reinvested basis, for the five-year period beginning January 31, 1991 and ending January 31, 1996 for the Company, the CRSP Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Index") and the CRSP Index for Computer Manufacturers' Stocks (the "Nasdaq Computer Manufacturers' Index"). The graph assumes that $100 was invested in the Company's Common Stock on January 31, 1991 and in the Nasdaq Index and the Nasdaq Computer Manufacturers' Index on January 31, 1991. Note that historic stock price performance is not necessarily indicative of future stock price performance.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

LOGO
                  [PERFORMANCE CHART OF SIGMA DESIGNS, INC.]

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
      AMONG SIGMA DESIGNS, INC., NASDAQ STOCK MARKET, AND NASDAQ COMPUTER

                        PERFORMANCE GRAPH APPEARS HERE

                                                         NASDAQ
                             SIGMA          NASDAQ       COMPUTER
Measurement Period           DESIGNS,       STOCK        MANUFACTURERS
(Fiscal Year Covered)        INC.           MARKET       STOCKS
- -------------------          ----------     ---------    -------------
Measurement Pt-01/31/91      $100           $100         $100
FYE 01/31/92                 $101.8         $153.0       $130.3
FYE 01/29/93                 $ 94.5         $173.0       $160.7
FYE 01/31/94                 $207.3         $198.9       $152.0
FYE 01/31/95                 $ 96.4         $189.8       $155.6
FYE 01/31/96                 $111.8         $268.4       $252.0

                                 OTHER MATTERS

  The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

  It is important that your stock be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return the accompanying proxy in the envelope which has been enclosed, at your earliest convenience.

                                          FOR THE BOARD OF DIRECTORS

                                          Q. Binh Trinh
                                          Secretary

Dated: May 1, 1996

                              SIGMA DESIGNS, INC.
                 PROXY FOR 1996 ANNUAL MEETING OF SHAREHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of SIGMA DESIGNS, INC., a California corporation, hereby acknowledges receipt of the Notice of Annual meeting of Shareholders and Proxy Statement, each dated May 1, 1996, and hereby appoints Thinh Q. Tran and Q. Binh Trinh, and each of them, proxies and attorney-in-fact, with full power to each of substitution and resubstitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1996 Annual
Meeting of Shareholders of SIGMA DESIGNS, INC. to be held on Friday, June 7, 1996, at 2:00 p.m., local time, at the principal executive offices of the Company at 46501 Landing Parkway, Fremont, California 94538, and at any postponement(s) or adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.

     Both of such attorneys or substitutes shall be present and shall act at said meeting of any postponement(s) or adjournment(s) thereof (or if only one shall be present and acting, then that one) and shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

     THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE AMENDMENT TO THE 1994 STOCK PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING JANUARY 31, 1997, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                             FOLD AND DETACH HERE

                                                             PLEASE MARK
                                                            YOUR VOTES AS
                                                             INDICATED IN
                                                             THIS EXAMPLE [X]

1. ELECTION OF DIRECTORS:

   FOR      WITHHOLD
            AUTHORITY
   [_]         [_]

NOMINEES; THINH Q. TRAN; JULIEN NGUYEN; Q. BINH TRINH; WILLIAM J. ALMON; WILLIAM WANG

- --------------------------------------------------------------------------------
For all nominees except as noted above

2. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S 1994 STOCK PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR GRANT THEREUNDER BY 1,000,000 SHARES TO A TOTAL OF 2,400,000 SHARES:

   FOR      AGAINST      ABSTAIN
   [_]        [_]          [_]

3. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING JANUARY 31, 1997:

   FOR      AGAINST      ABSTAIN
   [_]        [_]          [_]


In their discretion, the proxies are authorized to vote upon such other matter or matters which may properly come before the meeting or any postponement(s) or adjournment(s) thereof.


Signature:____________________________ Date:_____________________________


Signature:____________________________ Date:_____________________________


THIS PROXY SHOULD BE MARKED, DATED AND SIGNED BY THE SHAREHOLDER(S) EXACTLY AS HIS OR HER NAME APPEARS HEREON, AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD SO INDICATE. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON. IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN.


                             FOLD AND DETACH HERE